NRG Incorporated
                               Form 10K Annual Report
                        For the Year Ended December 31, 1995

          Exhibit 21.  Subsidiaries of the Registrant

      The following list sets forth the major subsidiaries of the Company as of March 1, 1996. All such subsidiaries are wholly owned by NRG Incorporated and are included in the Company's consolidated financial statements.


 NAME                                      STATE OF INCORPORATION

 Investment Leasing Services, Inc.               Delaware
 NRG Mining Corporation                          Arizona
 NRG Technology                                  Delaware
 Systems Capital Corporation                     Delaware